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                                                                EXHIBIT 4.2

                        REGISTRATION RIGHTS AGREEMENT

                                                               January 23, 1996

        Advanced Polymer Systems, Inc., a Delaware corporation ("APS") and Dow Corning Corporation, a Michigan corporation ("PURCHASER"), hereby agree as follows:

                                    RECITALS

        A. APS is acquiring a polymer-based carrier system business from PURCHASER, and in payment thereof is issuing 200,000 shares of its Common Stock (the "Shares") to PURCHASER.

        B. The parties wish to provide for the registration of the subsequent resale of the Shares and for the orderly distribution thereof, all on the terms and conditions hereof.

        THE PARTIES AGREE AS FOLLOWS:

        1.  Registration Rights; Listing.

            1.1 Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                 (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 (b) "Convertible Securities" shall mean securities of APS convertible into or exchangeable for Registrable Securities.

                 (c) "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is PURCHASER or an assignee or transferee of Registration rights as permitted by
Section 1.8.

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        (d)  The terms "Registrar", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

        (e) "Registrable Securities" shall mean the Shares issued to PURCHASER by APS, together with any Common Stock issued with respect to the Shares pursuant to stock splits, stock dividends and similar distributions, so long as such securities have not been sold to the public in a public distribution or a public securities transaction or sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that all transfer restrictions and restrictive legends with respect to such Shares shall have been removed in connection with such sale.

        (f) "Registration Expenses" shall mean all expenses incurred by APS in complying with this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for APS, blue sky fees and expenses, the expense of any special audits incident to or required by any such Registration and any expenses related to the maintenance of such Registration and qualification during the period specified in Section 1.4(a) hereof.

        (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the

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rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

        1.2  Registration.

             1.2.1 Registration. Subject to the terms of this Agreement, APS shall use its best efforts to effect Registration of the Registrable Securities within 60 days of their issuance to PURCHASER by filing as soon as possible after the date hereof a Form S-3 Registration Statement (or any successor to Form S-3) with the Commission.

             1.2.2 Registration of Other Securities. Any Registration Statement filed under this Section 1 may include securities of APS other than Registrable Securities; provided, however, that neither PURCHASER or any Holder shall be required to utilize an underwriter in connection with the sale of their Registrable Securities.

             1.2.3  Blue Sky.  In the event of any Registration pursuant to
Section 1, APS will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that:

                    (a) APS shall not be required to qualify to do business or to file a general consent to service of process in


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any such states or jurisdictions, unless APS is already subject to service in such jurisdiction; and

                (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

        1.3 Expenses of Registration. All Registration Expenses (but not Selling Expenses) incurred in connection with the Registration pursuant to
Section 1 shall be borne by APS.

        1.4 Registration Procedures. Whenever required under this Agreement to effect the Registration of any securities of APS, subject to the other provisions of this Agreement, APS shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the Commission a Registration Statement with respect to such securities in accordance with Section 1.2.1 and use its diligent best efforts to cause such Registration Statement to become effective as promptly as possible thereafter and to remain effective for a period equal to the shorter of: (i) three years from the date of such effectiveness; or (ii) until the distribution described in the Registration Statement has been completed.

                (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities


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Act with respect to the disposition of all securities covered by such
Registration Statement.

                 (c) Furnish to the Holders participating in such Registration and the underwriters, if any, of the securities being Registered, such reasonable number of copies of the Registration Statement, preliminary prospectus and final prospectus as they may request in order to facilitate the public offering of such securities.

             1.5 Additional Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by a Holder, APS will furnish to the Holder(s):

                  (a) as soon as practicable after it becomes available (but in the case of APS' Annual Report to Stockholders, within 120 days after the end of each fiscal year of APS), one copy of: (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K; (iii) if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q; and (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits); and

                  (b) upon the reasonable request of a Holder, all exhibits excluded by the parenthetical to subparagraph (a) (iv) of this Section 1.5;


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and APS, upon the reasonable request of a Holder, will meet with such Holder or a representative thereof at APS' headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at APS' headquarters.

             1.6 Information Furnished by Holder. It shall be a condition precedent of APS' obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to APS such information regarding such Holder and the distribution proposed by such Holder as APS may reasonably request.

             1.7  Indemnification.

                  1.7.1 Company's Indemnification of Holder. APS will indemnify and hold harmless each Holder, each of its officers, directors, employees, agents, affiliates and constituent partners, and each person deemed to be in control of such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any


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such Registration, qualification or compliance, or are based on any omission
(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by APS of any rule or regulation promulgated under the Securities Act applicable to APS and relating to action or inaction required of APS in connection with any such Registration, qualification or compliance or arise out of any failure by APS to fulfill an undertaking included in the Registration Statement; and APS will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 1.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of APS (which consent shall not unreasonably be withheld) and; provided, further, that APS will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to APS by such Holder or controlling person and stated expressly to be for use in connection with the offering of securities of APS.

        1.7.2 Holder's Indemnification of Company. Each Holder will indemnify and hold harmless APS, each of its directors, officers, employees, agents and affiliates, each

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person deemed to be in control of APS within the meaning of Section 15 the
Securities Act or Section 20 of the Exchange Act, and each other such Holder, each of its officers, directors, employees, agents, affiliates and constituent partners, and each person deemed to be in control of such other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse APS, such Holder, such directors, officers, partners, persons or control persons for any legal and any other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to APS by such Holder and specifically approved in writing by such Holder for

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use in connection with the offering of securities of APS; provided, however, that the indemnity contained in this Section 1.7.2 shall not apply with respect to a Holder to amounts paid in settlement of any claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably delayed or withheld).

        1.7.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.7, notify the indemnifying party in writing of the commencement thereof and, to the extent reasonably possible, generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided, further, that if either party reasonably determines that there may be a conflict between the position of APS and a Holder in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 1.7, then counsel for such party shall be entitled to conduct, or participate in, the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party and the costs of such counsel shall be borne by the indemnifying party. The failure to notify an


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indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 1.7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 1.7.

        1.8 Transfer of Rights. The right to cause APS to Register securities granted by APS to PURCHASER under this Agreement may be assigned by any Holder to a transferee or assignee of any Registrable Securities not sold to the public acquiring at least 25,000 shares of such Holder's Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like); provided, however, that:

             (a) APS must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned; and

             (b) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of APS, in its best judgment, to be a competitor or potential competitor of APS. Notwithstanding the limitations set forth in the foregoing sentence respecting the minimum number of shares which must be transferred and permitted transferees and assignees: (i) any


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Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners without restriction as to the number or percentage of shares acquired by any such constituent partner; and (ii) Section 1.8(b) shall not prohibit the transfer or assignment of such rights to an affiliate of the PURCHASER.

        1.9 Nasdaq Listing. Prior to the effective date of a Registration of any of the Shares, APS shall file an application with NASDAQ to list such Shares for quotation on the Nasdaq National Market.

        1.10 Delay in Effectiveness. In the event a Registration Statement covering the Shares is not declared effective within ninety (90) days after the date hereof or in the event the effectiveness of such Registration Statement is suspended or terminated at any time subsequent to the 90th day after the date hereof and prior to the termination of the period specified in Section 1.4(a) hereof, APS shall pay to the Holders an amount equal to $275 per day for each day such Registration Statement is not effective; provided that nothing herein is intended to limit a Holder's ability to seek to enforce its rights to require that a Registration Statement covering Shares remains effective during the period specified in Section 1.4 hereof; and provided further that APS shall not be required to make any payments to a Holder if the failure to obtain or maintain an effective Registration Statement is solely attributable to a Holder's failure to provide APS with

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information required to be provided by such Holder for inclusion in the
Registration Statement.

        2.  Miscellaneous.

            2.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

            2.2 Successors and Assigns. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

            2.3 Entire Agreement. This Agreement and the Asset Purchase Agreement and the Exhibits and Schedules hereto and thereto constitute the entire contract between APS and the PURCHASER relative to the subject matter hereof. Any previous agreement between APS and the PURCHASER with respect to the subject matter hereof is superseded by this Agreement.

            2.4 Severability. Any invalidity, illegality or limitation of the enforceability with respect to any Holder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any PURCHASER's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Holders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal

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and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        2.5 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by APS and by PURCHASER.

        2.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

                (a) if to APS, Advanced Polymer Systems, Inc., 3696 Haven Avenue, Redwood City, California 94063, ATTENTION: President; and

                (b) if to PURCHASER, Dow Corning Corporation, 2200 W. Salzburg Road, Midland, Michigan 48686-0994, ATTENTION: General Counsel.

        2.7 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

        2.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        IT WITNESS WHEREOF, the parties have executed this Agreement.

                                        ADVANCED POLYMER SYSTEMS, INC.

                                        By:/s/ Michael O'Connell
                                           ---------------------------------
                                           Michael O'Connell
                                           Senior Vice President and CFO


                                        DOW CORNING CORPORATION

                                        By:/s/ William P. Cavanaugh
                                           ---------------------------------
                                           William P. Cavanaugh
                                           Commercial Unit Manager
                                           Personal Household and
                                            Automotive Products


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